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                                                                    EXHIBIT 12.1

                             AMKOR TECHNOLOGY, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                       YEAR ENDED DECEMBER 31,
                                       -------------------------------------------------------
                                        1996        1997        1998        1999        2000
                                       -------    --------    --------    --------    --------
                                                  (IN THOUSANDS EXCEPT RATIO DATA)
Earnings
  Income before income taxes and
     equity in income (loss) of
     investees.......................  $43,012    $ 61,006    $100,735    $105,288    $197,429
  Interest expense...................   27,716      37,993      25,860      61,803     127,027
  Amortization of debt issuance
     costs...........................       --          --       1,217       3,466       7,013
  Interest portion of rent...........    1,822       2,236       2,584       3,481       4,567
  Less (earnings) loss of
     affiliates......................     (661)       (512)         --       2,622          --
                                       -------    --------    --------    --------    --------
                                       $71,889    $100,723    $130,396    $176,660    $336,036
                                       =======    ========    ========    ========    ========
Fixed Charges
  Interest expense...................   27,716      37,993      25,860      61,803     127,027
  Amortization of debt issuance
     costs...........................       --          --       1,217       3,466       7,013
  Interest portion of rent...........    1,822       2,236       2,584       3,481       4,567
                                       -------    --------    --------    --------    --------
                                       $29,538    $ 40,229    $ 29,661    $ 68,750    $138,607
                                       =======    ========    ========    ========    ========
Ratio of earnings to fixed charges...      2.4x        2.5x        4.4x        2.6x        2.4x
                                       =======    ========    ========    ========    ========